                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                PruTech Research and Development Partnership III
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                           1/50 1% x 4,541,608=908.32
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
                                  $4,541,608
        ------------------------------------------------------------------------
    (5) Total fee paid:
                                    $908.32
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                     Appendix B

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

(Mark One)

/X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1996

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number 0-20081

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         California                                 77-0129484
--------------------------------------------------------------------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

440 Mission Court, Suite 250, Fremont, California              94539
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (510) 656-1855

Securities registered pursuant to Section 12(b) of the Act:

                                     None
--------------------------------------------------------------------------------
Securities registered pursuant to Section 12(g) of the Act:
                               Depositary Units
--------------------------------------------------------------------------------
                               (Title of class)

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                             ---    ---

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.[X]

                      DOCUMENTS INCORPORATED BY REFERENCE

   Registrant's Annual Report to Unitholders for the year ended December 31, 1996 is incorporated by reference into Parts I, II and IV of this Annual Report on Form 10-K.

   Agreement of Limited Partnership, included as part of the Registration Statement on Form S-1 (File No. 33-6091) filed with the Securities and Exchange Commission on June 3, 1986 pursuant to Rule 424(b) of the Securities Act of 1933 and amended May 31, 1990, is incorporated by reference into Part IV of this Annual Report on Form 10-K.

                                Index to exhibits can be found on pages 8 and 9.

                      CAUTIONARY STATEMENT FOR PURPOSES OF
                       THE "SAFE HARBOR" PROVISIONS OF
              THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

   When used in this Annual Report on Form 10-K, the words "Believes," "Anticipates," "Expects" and similar expressions are intended to identify forward-looking statements. Statements looking forward in time are included in this Annual Report on Form 10-K pursuant to the "Safe Harbor" provision of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially, including, but not limited to, those set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Registrant undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)

                               TABLE OF CONTENTS

PART I                                                                                         PAGE
                                                                                               ----
Item  1    Business.........................................................................      3
Item  2    Properties.......................................................................      4
Item  3    Legal Proceedings................................................................      4
Item  4    Submission of Matters to a Vote of Unitholders...................................      4

PART II
Item  5    Market for the Registrant's Units and Related Unitholder Matters.................      4
Item  6    Selected Financial Data..........................................................      5
Item  7    Management's Discussion and Analysis of Financial Condition and Results of
             Operations.....................................................................      5
Item  8    Financial Statements and Supplementary Data......................................      5
Item  9    Changes in and Disagreements with Accountants on Accounting and Financial
             Disclosure.....................................................................      5

PART III
Item 10    Directors and Executive Officers of the Registrant...............................      5
Item 11    Executive Compensation...........................................................      7
Item 12    Security Ownership of Certain Beneficial Owners and Management...................      7
Item 13    Certain Relationships and Related Transactions...................................      7

PART IV
Item 14    Exhibits, Financial Statement Schedules and Reports on Form 8-K
           Financial Statements and Financial Statement Schedules...........................      8
           Exhibits.........................................................................      8
           Reports on Form 8-K..............................................................      9
SIGNATURES..................................................................................     10

                                     PART I

ITEM 1. BUSINESS

   PruTech Research and Development Partnership III (the "Registrant"), a California limited partnership, was formed on June 2, 1986 and will terminate on December 31, 2006 unless terminated sooner under the provisions of the Agreement of Limited Partnership (the "Partnership Agreement"). The Registrant was formed to seek cash flow from the research and development of new technologies with potential commercial applications with proceeds raised from the initial sale of 40,934 depositary units ("Units"). The General Partner also contributed an amount equal to 10% of the gross proceeds raised by the sale of Units. The Registrant's fiscal year for book and tax purposes ends on December 31.

   The Registrant entered into total commitments of $30.1 million for ten research and development projects in both publicly and privately held companies all of which have been fully funded. The Registrant also made equity investments in some of these companies. As of December 31, 1996, the Registrant held equity investments and/or royalty rights, which had value at December 31, 1996 or were active during the year then ended, relating to four companies. For more information regarding the Registrant's operations, see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations.

   The Registrant is engaged solely in the business of research and development; therefore, presentation of industry segment information is not applicable.

   For the years ended December 31, 1996, 1995 and 1994, revenue from the following portfolio company investments exceeded 15% of the Registrant's total revenue:

                                                 1996     1995     1994
                                                 ----     ----     ----
      Forest Laboratories, Inc.                   66%      63%      87%
      Creative BioMolecules, Inc.                 29       --       --
      Interleaf, Inc.                             --       32       --

GENERAL PARTNER

   The general partner of the Registrant is R&D Funding Corp (the "General Partner"), an affiliate of Prudential Securities Incorporated ("PSI"). Both the General Partner and PSI are wholly-owned subsidiaries of Prudential Securities Group Inc. In its capacity as General Partner, R&D Funding Corp was responsible for locating, evaluating, negotiating and structuring the Registrant's research and development projects and continues to monitor these projects. R&D Funding Corp is also responsible for the management of and provides the administrative services necessary for the operation of the Registrant. The assignor limited partner is Prudential-Bache Investor Services Inc., an affiliate of the General Partner, who has assigned substantially all the rights attributable to its limited partnership interest to investors.

COMPETITION

   The companies in which the Registrant holds equity investments and royalty rights faced substantial competition in the markets for their products and technologies. There are no assurances that the Registrant's investments will not decline in value due to the development by others of technologically superior products.

EMPLOYEES

   The Registrant has no employees. Management and administrative services for the Registrant are performed by the General Partner and its affiliates pursuant to the Partnership Agreement. See Notes B and G to the financial statements in the Registrant's annual report to limited partners for the year ended December 31, 1996 ("Registrant's 1996 Annual Report") which is filed as an exhibit hereto.

INVESTMENT PORTFOLIO SUMMARY

   For a description of the companies in which the Registrant's investments or royalty rights were active during 1996, see page 2 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 2. PROPERTIES

   The Registrant does not own or lease any property.

ITEM 3. LEGAL PROCEEDINGS

   This information is incorporated by reference to Note H to the financial statements in the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF UNITHOLDERS

   None

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S UNITS AND RELATED UNITHOLDER MATTERS

   As of March 3, 1997, there were 3,050 holders of record owning 40,934 Units. A significant secondary market for the Units has not developed and it is not expected that one will develop in the future. There are also certain restrictions set forth in Article 8 of the Partnership Agreement limiting the ability of the Unitholders to transfer Units. Consequently, holders of Units may not be able to liquidate their investments in the event of an emergency or for any other reason.

   The following per Unit cash distributions were paid to Unitholders during the following calendar quarters:

                                  QUARTER ENDED    1996       1995
                                  --------------   ------     -----
                                  March 31        $80.00     $26.00
                                  June 30             --         --
                                  September 30        --      63.00
                                  December 31         --      85.00

   There are no material restrictions upon the Registrant's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. The Registrant paid a distribution of approximately $3,639,000 during 1996 of which approximately $3,275,000 ($80 per unit) was paid to the limited partners and the remainder to the General Partner. The source for the 1996 distribution was the January 1996 sale of the Registrant's remaining 75,000 shares of Forest Laboratories, Inc. common stock for proceeds of approximately $3,600,000. The amount to be distributed by the Registrant in future quarters will be based on the extent to which the market value of its investments can be realized, and to a lesser extent, from the revenue stream from royalties and interest income. It is not expected that the Registrant's eventual total distributions will equal the Unitholder's initial investments.

ITEM 6. SELECTED FINANCIAL DATA

   The following table presents selected financial data of the Registrant. This data should be read in conjunction with the financial statements of the Registrant and the notes thereto on pages 3 through 12 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.


                                                   YEAR ENDED DECEMBER 31,
                           ------------------------------------------------------------------------
                               1996           1995           1994           1993           1992
                           ------------   ------------   ------------   ------------   ------------
Royalty income             $   216,665    $        --    $    50,468    $    96,798    $   434,431
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Gain on sale of
  investments in equity
  securities               $ 5,194,202    $ 8,998,197    $ 2,364,352    $   772,027    $        --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Termination of royalty
  rights                   $        --    $ 2,241,783             --             --             --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Total revenues             $ 5,448,886    $11,311,651    $ 2,706,567    $ 1,019,176    $   632,254
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Write-off of investments
  in equity securities     $        --    $        --    $   500,000    $   505,904    $        --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Net income (loss)          $ 4,534,518    $10,308,841    $   805,584    $  (616,780)   $  (379,435)
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Net income (loss) per
  Unit                     $     99.70    $    226.66    $     17.71    $    (13.56)   $     (8.34)
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Notes payable              $        --    $        --    $ 1,622,223    $ 3,206,223    $   --
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Total assets (1)           $15,664,366    $19,879,840    $19,448,580    $35,635,145    $ 6,709,841
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Total limited partner
  distributions            $ 3,274,720    $ 7,122,516    $   347,939    $   --         $ 4,093,400
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------
Limited partner
  distributions per Unit   $     80.00    $    174.00    $      8.50    $   --         $    100.00
                           ------------   ------------   ------------   ------------   ------------
                           ------------   ------------   ------------   ------------   ------------

---------------
(1) Includes unrealized gains on investments in equity securities of $6,135,742, $11,254,503,
$10,750,699 and $26,110,075 in 1996, 1995, 1994 and 1993, respectively.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This information is incorporated by reference to pages 13 and 14 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

   The financial statements are incorporated by reference to pages 3 through 12 of the Registrant's 1996 Annual Report which is filed as an exhibit hereto.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

   Reference is made to the Registrant's Current Report on Form 8-K dated June 25, 1996, as filed with the Securities and Exchange Commission on June 28, 1996 regarding the change in the Registrant's certifying accountant from Deloitte & Touche LLP to Price Waterhouse LLP.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

   There are no directors or executive officers of the Registrant. The Registrant is managed by the General Partner.

   The General Partner's directors and executive officers, and any persons holding more than ten percent of the Registrant's Units ("Ten Percent Owners") are required to report their initial ownership of such Units and any subsequent changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Such executive officers, directors and Ten Percent Owners are required by Securities and Exchange Commission regulations to furnish the Registrant with copies of all Forms 3, 4 or 5 they file. All of these requirements were satisfied on a timely basis. In making these disclosures, the Registrant has relied solely on written representations of the General Partner's directors and executive officers or copies of the reports they have filed with the Securities and Exchange Commission during and with respect to its most recent fiscal year.

   The directors and executive officers of R&D Funding Corp and their positions with regard to managing the Registrant are as follows:

  NAME                          POSITION
  ----                          --------

Thomas F. Lynch, III            Chief Executive Officer, Chairman of the Board
                                  of Directors and Director
Michael S. Hasley               President
Barbara J. Brooks               Vice President--Finance and Chief Financial
                                  Officer
Steven Carlino                  Vice President and Chief Accounting Officer
Frank W. Giordano               Director
Nathalie P. Maio                Director

   THOMAS F. LYNCH, III, age 38, is the Chief Executive Officer, Chairman of the Board of Directors and a Director of R&D Funding Corp. He is a Senior Vice President of PSI. Mr. Lynch also serves in various capacities for other affiliated companies. Mr. Lynch joined PSI in November 1989.

   MICHAEL S. HASLEY, age 42, is the President of R&D Funding Corp. He is also a Senior Vice President of PSI. Mr. Hasley joined R&D Funding Corp and PSI in October 1986.

   BARBARA J. BROOKS, age 48, is the Vice President-Finance and Chief Financial Officer of R&D Funding Corp. She is a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. She has held several positions within PSI since 1983. Ms. Brooks is a certified public accountant.

   STEVEN CARLINO, age 33, is a Vice President of R&D Funding Corp. He is a First Vice President of PSI. Mr. Carlino also serves in various capacities for other affiliated companies. Prior to joining PSI in October 1992, he was with Ernst & Young for six years. Mr. Carlino is a certified public accountant.

   FRANK W. GIORDANO, age 54, is a Director of R&D Funding Corp. He is a Senior Vice President of PSI and an Executive Vice President and General Counsel of Prudential Mutual Fund Management, Inc., an affiliate of PSI. Mr. Giordano also serves in various capacities for other affiliated companies. He has been with PSI since July 1967.

   NATHALIE P. MAIO, age 46, is a Director of R&D Funding Corp. She is a Senior Vice President and Deputy General Counsel of PSI and supervises non-litigation legal work for PSI. She joined PSI's Law Department in 1983; presently, she also serves in various capacities for other affiliated companies.

   During July 1996, Michael S. Hasley replaced Russell L. Allen as President of R&D Funding Corp and Russell L. Allen and Barbara J. Brooks resigned as Directors.

   There are no family relationships among any of the foregoing directors or executive officers. All of the foregoing directors and executive officers have indefinite terms.

ITEM 11. EXECUTIVE COMPENSATION

   The Registrant does not pay or accrue any fees, salaries or any other form of compensation to directors and officers of the General Partner for their services. Certain officers and directors of the General Partner receive compensation from affiliates of the General Partner, not from the Registrant, for services performed for various affiliated entities, which may include services performed for the Registrant; however, the General Partner believes that any compensation attributable to services performed for the Registrant is immaterial. See Item 13 Certain Relationships and Related Transactions for information regarding compensation to the General Partner.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   As of March 3, 1997, no director or executive officer of the General Partner owns directly or beneficially any interest in the voting securities of the General Partner.

   As of March 3, 1997, no director or executive officer of the General Partner owns directly or beneficially any of the Units issued by the Registrant.

   As of March 3, 1997, no Unitholder beneficially owns more than five percent (5%) of the Units issued by the Registrant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Registrant has and will continue to have certain relationships with the General Partner and its affiliates. There have been no direct financial transactions between the Registrant and the directors or officers of the General Partner.

   Reference is made to Notes B and G to the financial statements in the Registrant's 1996 Annual Report which is filed as an exhibit hereto, which identify the related parties and discuss the services provided by these parties and the amounts paid or payable for their services.

                                    PART IV

                                                                                               PAGE
                                                                                              NUMBER
                                                                                             IN ANNUAL
                                                                                              REPORT
                                                                                            ----------
ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a)    1. Financial Statements and Reports of Independent Accountants--Incorporated by
          reference to the Registrant's 1996 Annual Report included as an exhibit hereto

          Reports of Independent Accountants:

          Report of Independent Accountants as of December 31, 1996 and for the year then
          ended                                                                                  3

          Independent Auditors' Report as of December 31, 1995 and for the two years then
          ended                                                                                 3A

          Financial Statements:

          Statements of Financial Condition--December 31, 1996 and 1995                          4

          Statements of Operations--Three years ended December 31, 1996                          5

          Statements of Changes in Partners' Capital--Three years ended December 31, 1996        5

          Statements of Cash Flows--Three years ended December 31, 1996                          6

          Notes to Financial Statements                                                          8

       2. Financial Statement Schedules

          All schedules have been omitted because they are not applicable or the required information is included in the financial statements or the notes thereto.

       3. Exhibits

          Description:

          Form of Agreement for Services (Incorporated by reference to Exhibit 2.1 included with Registrant's Form S-1 Registration Statement (No. 33-6091) filed on June 3, 1986)

          PruTech Research and Development Partnership III Agreement of Limited
          Partnership (Incorporated by reference to Exhibit 3.1 included with
          Registrant's Form S-1 Registration Statement (No. 33-6091) filed on June 3,
          1986)

          Escrow Agreement (Incorporated by reference to Exhibit 10.1 included with
          Registrant's Form S-1 Registration Statement (No. 33-6091) filed on June 3,
          1986)

          First Amendment to the Agreement of Limited Partnership of PruTech Research and
          Development Partnership III (Incorporated by reference to Exhibit 3 included with Registrant's Annual Report on Form 10-K for the year ended December 31,
          1991)

          Registrant's 1996 Annual Report (with the exception of the information and data incorporated by reference in Items 3, 7 and 8 of this Annual Report on Form
          10-K, no other information or data appearing in the Registrant's 1996 Annual
          Report is to be deemed filed as part of this report) (filed herewith)

          Letter dated June 28, 1996 from Deloitte & Touche LLP to the Securities and
          Exchange Commission regarding change in certifying accountant (incorporated by reference to Exhibit 16.1 to the Registrant's Current Report on Form 8-K dated
          June 25, 1996)

          Financial Data Schedule (filed herewith)


(b)  Reports on Form 8-K--

     No reports on Form 8-K were filed during the last quarter of the period covered by this report; however, reports on Form 8-K dated January 7, 1997 and February 12, 1997 were filed with the Securities and Exchange Commission on January 21, 1997 and February 27, 1997, respectively. Both Reports on Form 8-K relate to Item 2 regarding the sale of 430,298 and 226,500 shares of Creative BioMolecules, Inc. common stock.

                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PruTech Research and Development Partnership III


By: R&D Funding Corp
    A Delaware corporation, General Partner
     By: /s/ Steven Carlino                         Date: March 27, 1997
     ----------------------------------------
     Steven Carlino
     Vice President and Chief Accounting
     Officer


   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities (with respect to the General Partner) and on the dates indicated.


By: R&D Funding Corp
    A Delaware corporation, General Partner

     By: /s/ Thomas F. Lynch, III                 Date: March 27, 1997
     ----------------------------------------
     THOMAS F. LYNCH, III
     CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE
     BOARD OF DIRECTORS AND DIRECTOR

     By: /s/ Michael S. Hasley                    Date: March 27, 1997
     ----------------------------------------
     MICHAEL S. HASLEY
     PRESIDENT

     By: /s/ Barbara J. Brooks                    Date: March 27, 1997
     ----------------------------------------
     BARBARA J. BROOKS
     VICE PRESIDENT--FINANCE AND CHIEF
     FINANCIAL OFFICER

     By: /s/ Steven Carlino                       Date: March 27, 1997
     ----------------------------------------
     STEVEN CARLINO
     VICE PRESIDENT

     By /s/ Frank W. Giordano                     Date: March 27, 1997
     ----------------------------------------
     FRANK W. GIORDANO
     DIRECTOR

     By /s/ Nathalie P. Maio                      Date: March 27, 1997
     ----------------------------------------
     NATHALIE P. MAIO
     DIRECTOR

                                                                     1996
--------------------------------------------------------------------------------
PRUTECH RESEARCH AND                                                 ANNUAL
DEVELOPMENT PARTNERSHIP III                                          REPORT

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
              LETTER TO UNITHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996

                                PRUTECH III PORTFOLIO

The following investments and/or royalty rights were active during the year, or had value at the end of the year. The Partnership's position in each investment is as of December 31, 1996. Certain of the securities held by the Partnership have restrictions on resale due to Federal Securities laws and regulations, and as noted below, certain of these securities have been sold subsequent to December 1996.

                          CREATIVE BIOMOLECULES, INC. (CBMI)

Position: 509,382 shares of common stock; director's option for 6,900 shares of common stock exercisable at $8.50 per share; royalty rights on soft tissue growth factor products which expire December 1999

    While work continues on several of the Partnership's projects, given the time required for regulatory approvals it appears unlikely that these projects will produce sales royalties for the Partnership as the Partnership's royalty rights expire in 1999. During December 1996, the Partnership sold 214,900 shares of Creative BioMolecules, Inc. common stock generating $2,276,000 for the Partnership.

    During January and February 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for $5,019,000. Additionally, the Partnership exercised its director's option during the first quarter of 1997. The stock price of CBMI was $8.75 per share as of March 20, 1997.

                           FOREST LABORATORIES, INC. (FRX)

Position: Royalty rights to a treatment for Alzheimer's disease which expire
         December 1999

    Clinical studies on the treatment for Alzheimer's disease, being developed by Forest Laboratories, Inc., were completed during 1996. The filing of a New Drug Application with the FDA is expected in 1997. During the first quarter of 1996, the Partnership sold its remaining 75,000 shares of Forest common stock generating $3,600,000 for the Partnership.

                               KOPIN CORPORATION (KOPN)

Position: 537,333 shares of common stock

    During the second quarter of 1996, the Partnership received a $433,334 minimum royalty payment from its royalty positions on Gallium Arsenide and LED products. As a result, the Partnership holds no technology or royalty positions with Kopin and, therefore, no further royalties will be received by the Partnership from Kopin. During the first quarter of 1996, the Partnership sold 4,334 sharers of Kopin stock for $60,000.

    From January 15, 1997 through March 14, 1997, the Partnership sold 82,189 shares of Kopin Corporation common stock for $1,037,000. The stock price of Kopin was $14.00 per share as of March 20, 1997.

                          SOMATIX THERAPY CORPORATION (SOMA)

Position: 500,000 shares of common stock

    In January 1997, Somatix announced that it was being acquired by Cell Genesys (CEGE). Somatix shareholders are to receive .385 shares of Cell Genesys stock for each share of Somatix stock. This transaction is expected to close in April 1997. Between January 28, 1997 and February 3, 1997, the Partnership sold 205,000 shares of Somatix Therapy Corporation common stock for $517,000. The stock price of Somatix was $2.00 per share as of March 20, 1997.

[LETTERHEAD]

[LOGO]




REPORT OF INDEPENDENT ACCOUNTANTS

February 13, 1997

To the Partners of
PruTech Research and Development Partnership III


In our opinion, the accompanying statement of financial condition and the related statements of operations, of changes in partners' capital and cash flows present fairly, in all material respects, the financial position of PruTech Research and Development Partnership III (the "Partnership") at December 31, 1996, and the results of its operations, the changes in its partners' capital and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the general partner, our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and the significant estimates made by the general partner, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

[LETTERHEAD]

[LOGO]




INDEPENDENT AUDITORS' REPORT


To the Partners of
PruTech Research and Development Partnership III

We have audited the accompanying statement of financial condition of PruTech Research and Development Partnership III (a California limited partnership) as of December 31, 1995, and the related statements of operations, changes in partners' capital and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of PruTech Research and Development Partnership III as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.



Deloitte & Touche LLP

February 13, 1996






---------------
Deloitte Touche
Tohmatsu
International                          3A
---------------

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                          STATEMENTS OF FINANCIAL CONDITION

                                                             DECEMBER 31,
                                                     --------------------------
                                                         1996           1995
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                            $ 2,342,441    $   480,692
Investments in equity securities                      13,321,925     19,182,479
Other assets                                              --            216,669
                                                     -----------    -----------
Total assets                                         $15,664,366    $19,879,840
                                                     -----------    -----------
                                                     -----------    -----------

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued management fee                               $   204,670    $   204,670
Accrued expenses and other liabilities                    80,438         73,091
                                                     -----------    -----------
Total liabilities                                        285,108        277,761
                                                     -----------    -----------


CONTINGENCIES
PARTNERS' CAPITAL
Unitholders (40,934 units issued and outstanding)      8,312,200      7,505,854
General partner                                          931,316        841,722
Unrealized gain on investments in equity securities    6,135,742     11,254,503
                                                     -----------    -----------
Total partners' capital                               15,379,258     19,602,079
                                                     -----------    -----------
Total liabilities and partners' capital              $15,664,366    $19,879,840
                                                     -----------    -----------
                                                     -----------    -----------
-------------------------------------------------------------------------------
           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                              STATEMENTS OF OPERATIONS




                                                              Year ended December 31,
                                                     -----------------------------------------
                                                         1996           1995           1994
----------------------------------------------------------------------------------------------
REVENUES
Gain on sale of investments in equity securities     $ 5,194,202    $ 8,998,197    $ 2,364,352
Termination of royalty rights                              --         2,241,783          --
Interest and other income                                 38,019         71,671         72,703
Royalty income                                           216,665          --            50,468
Exclusive license fees                                     --             --           138,667
Monitoring fee income                                      --             --            80,377
                                                     -----------    -----------    -----------
                                                       5,448,886     11,311,651      2,706,567
                                                     -----------    -----------    -----------

EXPENSES
Management fee                                           818,680        818,680        818,680
General and administrative                                92,116        111,655        227,772
Evaluation and monitoring                                  3,572         54,405         39,732
Interest                                                   --            18,070        134,799
Write-down of investments in equity securities             --             --           500,000
Write-off of stock warrants                                --             --           180,000
                                                     -----------    -----------    -----------
                                                         914,368      1,002,810      1,900,983
                                                     -----------    -----------    -----------
Net income                                           $ 4,534,518    $10,308,841    $   805,584
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
ALLOCATION OF NET INCOME
Unitholders                                          $ 4,081,066    $ 9,277,957    $   725,026
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
General partner                                      $   453,452    $ 1,030,884    $    80,558
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
Net income per unit                                  $     99.70    $    226.66    $     17.71
                                                     -----------    -----------    -----------
                                                     -----------    -----------    -----------
----------------------------------------------------------------------------------------------


                STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                                         UNREALIZED
                                                            GENERAL       GAIN ON
                                            UNITHOLDERS     PARTNER     INVESTMENTS        TOTAL
---------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1993       $ 4,973,326    $   560,331    $26,110,075    $31,643,732
Net income                                     725,026         80,558          --           805,584
Distribution                                  (347,939)       (38,660)         --          (386,599)
Change in unrealized gain on
 investments in equity securities                --             --       (15,359,376)   (15,359,376)
                                           -----------    -----------    -----------    -----------
Partners' capital--December 31,1994          5,350,413        602,229     10,750,699     16,703,341
Net income                                   9,277,957      1,030,884          --        10,308,841
Distributions                               (7,122,516)      (791,391)         --        (7,913,907)
Change in unrealized gain on
 investments in equity securities                --             --           503,804        503,804
                                           -----------    -----------    -----------    -----------
Partners' capital--December 31, 1995         7,505,854        841,722     11,254,503     19,602,079
Net income                                   4,081,066        453,452          --         4,534,518
Distributions                               (3,274,720)      (363,858)         --        (3,638,578)
Change in unrealized gain on
 investments in equity securities                --             --        (5,118,761)    (5,118,761)
                                           -----------    -----------    -----------    -----------
Partners' capital--December 31, 1996       $ 8,312,200    $   931,316    $ 6,135,742    $15,379,258
                                           -----------    -----------    -----------    -----------
                                           -----------    -----------    -----------    -----------
---------------------------------------------------------------------------------------------------

           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                               STATEMENTS OF CASH FLOWS



                                                                YEAR ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                          1996        1995           1994
-----------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Royalty income received                               $  216,665     $  389,023     $  101,996
Interest and other income received                        38,019         71,671         72,703
Management fee paid                                     (818,680)    (1,637,360)      (204,670)
General and administrative expenses paid                 (84,769)      (100,558)      (293,131)
Evaluation and monitoring expenses paid                   (3,572)       (54,405)       (66,046)
Interest paid                                              --           (55,742)      (100,266)
Cash received for other assets                           216,669          --             --
Exclusive license fees received                            --             --           138,667
                                                      ----------     ----------     ----------
Net cash used in operating activities                   (435,668)    (1,387,371)      (350,747)
                                                      ----------     ----------     ----------

CASH FLOWS FORM INVESTING ACTIVITIES
Proceeds from the sale of investments in equity
  securities                                           5,935,995      9,010,326      2,368,472
Proceeds from the termination of royalty rights            --         2,241,783          --
                                                      ----------     ----------     ----------
Net cash provided by investing activities              5,935,995     11,252,109      2,368,472
                                                      ----------     ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions                                         (3,638,578)    (7,913,907)      (386,599)
Repayment of note payable                                  --        (1,622,223)    (1,584,000)
                                                      ----------     ----------     ----------
Net cash used in financing activities                 (3,638,578)    (9,536,130)    (1,970,599)
                                                      ----------     ----------     ----------
Net increase in cash and cash equivalents              1,861,749        328,608         47,126
Cash and cash equivalents at beginning of year           480,692        152,084        104,958
                                                      ----------     ----------     ----------
Cash and cash equivalents at end of year              $2,342,441     $  480,692     $  152,084
                                                      ----------     ----------     ----------
                                                      ----------     ----------     ----------
-----------------------------------------------------------------------------------------------

                                                       (continued on next page)
                                   6

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                          STATEMENTS OF CASH FLOWS (Cont'd)



                                                                          YEAR ENDED DECEMBER 31
                                                              -------------------------------------------
                                                                   1996           1995           1994
----------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH USED IN
OPERATING ACTIVITIES
Net income                                                    $  4,534,518   $ 10,308,841    $   805,584
                                                              ------------   ------------    -----------

Adjustments to reconcile net income to net cash used in
  operating activities:
Gain on sale of investments in equity securities                (5,194,202)    (8,998,197)    (2,364,352)
Termination of royalty rights                                         --       (2,241,783)          --
Monitoring fee income                                                 --             --          (80,377)
Write-down of investments in equity securities                        --             --          500,000
Write-off of stock warrants'                                          --             --          180,000
Changes in:
  Royalties receivable                                                --          389,023         51,528
  Accrued management fee                                              --         (818,680)       614,010
  Accrued expenses and other liabilities                             7,347        (26,575)       (57,140)
  Deferred income                                                     --             --         (138,667)
  Note receivable                                                     --             --          138,667
  Other assets                                                     216,669           --             --
                                                              ------------   ------------    -----------
Total adjustments                                               (4,970,186)   (11,696,212)    (1,156,331)
                                                              ------------   ------------    -----------
Net cash used in operating activities                         $   (435,668)  $ (1,387,371)   $  (350,747)
                                                              ------------   ------------    -----------
                                                              ------------   ------------    -----------

----------------------------------------------------------------------------------------------------------



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES

1995

Exercised a warrant to acquire, on a net issuance basis, 171,635 shares of Interleaf, Inc. common stock.

1994

The General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's 500,000 shares of common stock was written down by $500,000.

The market value per share of Interleaf Inc.'s common stock fell below the exercise price of the stock warrants held by the Partnership. Accordingly, these warrants (cost basis of $180,000) were written off.

--------------------------------------------------------------------------------
           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
                            NOTES TO FINANCIAL STATEMENTS

A.  GENERAL

    PruTech Research and Development Partnership III (the "Partnership"), a California limited partnership, was formed on June 2, 1986 and will terminate on December 31, 2006 unless terminated sooner under the provisions of the Agreement of Limited Partnership (the "Partnership Agreement"). Capital resources were originally provided by the sale of depositary units and by contributions of the General Partner equal to 10% of depositary contributions. The Partnership was formed to seek cash flow from the research and development of new technologies with potential commercial applications. The general partner of the Partnership is R&D Funding Corp (the "General Partner"), an affiliate of Prudential Securities Incorporated ("PSI"). Both the General Partner and PSI are wholly-owned subsidiaries of Prudential Securities Group, Inc. ("PSGI"). The assignor limited partner is Prudential-Bache Investor Services Inc., an affiliate of the General Partner, who has assigned substantially all the rights attributable to its limited partnership interest to investors. At December 31, 1996, the Partnership held equity investments or active royalty rights relating to four portfolio companies.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

    The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include money market funds.

INVESTMENTS

    The Partnership's equity securities that have readily determinable fair values are classified as available-for-sale securities. These securities are measured at fair value in the statements of financial condition and unrealized gains and losses are reported as a separate component of partners' capital. Equity securities traded on a national securities exchange or the NASDAQ national market are valued at the last reported sales price on the primary exchange on which they are traded. Equity securities traded in the over-the-counter market and thinly-traded securities are valued at the mean between the last reported bid and asked prices. Equity securities which are not readily marketable are accounted for under the cost method.

    The carrying value of an investment is written down to its fair value when a decline in value is considered to be other than temporary. The Partnership uses the average cost method to determine gains or losses on the sale of securities.

ROYALTY INCOME

    Royalty income represents revenue generated from licenses granted by the Partnership.

MONITORING FEE INCOME

    Payments received from research and development companies to reimburse the Partnership for its cost of monitoring during the development and marketing periods of a product were deferred and fully amortized over an eight year-period which ended December 31, 1994.

MANAGEMENT FEE

    The General Partner is paid a management fee equal to two percent of the unitholders' original capital contributions per annum. This fee provides for the cost of overseeing, supervising and monitoring the conduct of the development projects and for overseeing and monitoring product exploitation resulting from the development projects.

INCOME TAXES

    The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

PROFIT AND LOSS ALLOCATIONS AND DISTRIBUTIONS

    Profit and losses are allocated 90% to the unitholders and 10% to the General Partner in proportion to their capital accounts until such time as the total net profits allocated to each unitholder equal all losses previously allocated whereupon the General Partner will be allocated net profits in an additional amount of 25% with a corresponding reduction to the unitholders to be shared in proportion to their capital contributions.

    Distributions of cash are made in accordance with the Partnership Agreement and are allocated 90% to the unitholders and 10% to the General Partner.

C.  ROYALTIES

    On April 1, 1990 the Partnership entered into a Technology Development Investment Agreement with Kopin Corporation ("Kopin") for the development of LED technology. Pursuant to the Agreement, Kopin was obligated to pay to the Partnership royalties on the sale of products containing the technology through April 1, 1996, with a minimum royalty payment of $433,334 due April 1, 1996 (payable in cash or by the delivery of a promissory note). Kopin agreed to pay cash for the minimum royalty because the Partnership also agreed to transfer to Kopin its Gas technology developed under an earlier contract. During the second quarter of 1996, the Partnership received the $433,334 minimum royalty payment of which $216,669 represented a reduction of its receivable from Kopin and $216,665 was recorded as royalty income. As a result, the Partnership holds no technology or royalty positions with Kopin and, therefore, no further royalties will be received by the Partnership from Kopin.

    In November 1995, the Partnership and Interleaf, Inc. ("Interleaf") agreed to settle all royalty and other disputes between them and the Partnership sold to Interleaf the Partnerships' right, title and interest in technology licensed to Interleaf for $2,100,000. In connection with this transaction, the Partnership applied $375,081 of the proceeds to its outstanding royalty receivable balance and the remaining $1,724,919 was recognized as income. During 1995, revenues from Interleaf inclusive of the gain on common stock sold (see Note D) represented approximately 32% of the Partnership's total 1995 revenues.

    In March 1995, the Partnership and the MacNeal-Schwendler Corporation ("MNS") agreed to terminate the Partnership's contractual rights with respect to MNS software and to transfer the technology relating to the software to MNS in exchange for $516,870. No further royalty payments will be received by the Partnership from MNS as a result of this agreement.

    The Partnership retains certain royalty rights with Forest Laboratories, Inc. anc Creative Biomolecules, Inc. whose carrying values at December 31, 1996 are zero.

D.  INVESTMENTS

    In connection with certain of its research and development contracts, the Partnership has exercised its warrants or has converted its technology, royalty rights, warrants or notes receivable into an equity position in the companies performing the research and development.

    Investments in equity securities available-for-sale at December 31, 1996 and 1995 include the following:


                                                 1996                                                   1995
                            -------------------------------------------------     -------------------------------------------------
                                                       GROSS                                                   GROSS
                                                    UNREALIZED     CARRYING                                 UNREALIZED   CARRYING
                            SHARES     COST BASIS      GAINS         VALUE        SHARES      COST BASIS       GAINS       VALUE
----------------------------------------------------------------------------      -------------------------------------------------
Creative BioMolecules,
  Inc.-Common Stock         509,382    $1,666,928    $3,617,910    $5,284,838     724,282     $2,370,177    $2,699,797   $5,069,974

Forest Laboratories, Inc.-
  Common Stock                 --           --           --             --         75,000          6,130     3,387,620    3,393,750

Kopin Corporation-
  Common Stock              537,333     4,019,255     2,361,582     6,380,837     541,667      4,051,669     3,667,086    7,718,755

Somatix Therapy
  Corporation-
  Common Stock              500,000     1,500,000       156,250     1,656,250     500,000      1,500,000     1,500,000    3,000,000
                                       ----------    ----------   -----------                 ----------   -----------  -----------
                                       $7,186,183    $6,135,742   $13,321,925                 $7,927,976   $11,254,503  $19,182,479
                                       ----------    ----------   -----------                 ----------   -----------  -----------
                                       ----------    ----------   -----------                 ----------   -----------  -----------


    The gross unrealized gains would be allocated 90% to the unitholders and 10% to the General Partner if realized at December 31, 1996; however, there is no assurance that the Partnership would receive these amounts in the event of the sale of its position in these securities.

CREATIVE BIOMOLECULES, INC.

    During December 1996, the Partnership sold 214,900 shares of Creative BioMolecules, Inc. common stock with a cost basis of approximately $703,000 resulting in a gain of approximately $1,573,000. During 1996, revenues from the Partnership's investment in Creative BioMolecules, Inc. represented approximately 29% of the Partnership's total 1996 revenues.

    Subsequent to December 31, 1996, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock as more fully discussed in Note I.

FOREST LABORATORIES, INC.

    During the first quarter of 1996, the Partnership sold its remaining 75,000 shares of Forest Laboratories, Inc. common stock with a cost basis of approximately $6,000 resulting in a gain of approximately $3,594,000. During 1996, revenues relating to the Partnership's investment in Forest Laboratories, Inc. represented approximately 66% of the Partnership's total 1996 revenues.

    During the first quarter of 1995, the Partnership sold 88,000 shares of Forest Laboratories, Inc. common stock with a cost basis of approximately $7,000 resulting in a gain of approximately $4,256,000. During the third quarter of 1995, the Partnership sold 60,410 shares of Forest Laboratories, Inc. common stock with a cost basis of approximately $5,000 resulting in a gain of approximately $2,864,000. During 1995, revenues relating to the Partnership's investment in Forest Laboratories, Inc. represented approximately 63% of the Partnership's total revenues.

    In January 1994, the Partnership sold 50,393 shares of Forest
Laboratories, Inc. common stock with a cost basis of approximately $4,000 resulting in a gain of approximately $2,364,000.

KOPIN CORPORATION

    During the first quarter of 1996, the Partnership sold 4,334 shares of Kopin Corporation common stock with a cost basis of approximately $32,000 resulting in a gain of approximately $27,000.

    Subsequent to December 31, 1996, the Partnership sold 82,189 shares of Kopin Corporation common stock as more fully discussed in Note I.

SOMATIX THERAPY CORPORATION

    In 1994, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $500,000.

    Subsequent to December 31, 1996, the Partnership sold 205,000 shares of Somatix Therapy Corporation common stock as more fully discussed in Note I.

INTERLEAF, INC.

    In July 1995, the Partnership exercised a warrant to acquire, on a net issuance basis, 171,635 shares of Interleaf, Inc. common stock. In August 1995, the Partnership sold 25,000 of the company's shares resulting in a gain of approximately $250,000. In November 1995, the Partnership sold the remaining 146,635 of the company's shares which resulted in a gain of approximately $1,628,000.

    In 1994, the market value per share of Interleaf, Inc.'s common stock fell below the exercise price of the stock warrants held by the Partnership. Accordingly, these warrants (cost basis of $180,000) were written off in 1994 and subsequently expired in 1995.

E.  NOTE PAYABLE

    In December 1993, the Partnership issued a note to Creative BioMolecules, Inc. with a principal value of $1,622,223 to exercise an expiring warrant to purchase common stock. The note accrued interest at 7.0%. Principal and interest ($55,741) were repaid in February 1995.

F.  INCOME TAXES

    The following is a reconciliation of net income for financial reporting purposes to net income for tax reporting purposes:

                                                        YEAR ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   1996           1995          1994
                                                ---------------------------------------
Net income per financial statements             $4,534,518    $10,308,841     $805,584
Write-off of investment in equity securities      (511,194)       (66,668)     500,000
Royalty income                                     (76,698)         --           --
Expiration of stock warrants                         --          (180,000)       --
Write-off of stock warrants                          --             --         180,000
Monitoring fee income                                --             --         (80,377)
Amortization of evaluation fees                      --             --          (3,346)
                                                ----------    -----------   ----------
Tax basis net income                            $3,946,626    $10,062,173   $1,401,861
                                                ----------    -----------   ----------
                                                ----------    -----------   ----------


    The differences between the tax basis and book basis of partners' capital are primarily attributable to the cumulative effect of the book to tax income adjustments.

G.  RELATED PARTIES

    The General Partner and its affiliates perform certain services for the Partnership for which they are reimbursed through the management fee which include, but are not limited to: accounting and financial management; registrar, transfer and assignment functions; asset management; investor communications and other administrative services. The Partnership also reimburses an affiliate of the General Partner for printing services. The costs and expenses were:

                           YEAR ENDED DECEMBER 31,
                     ----------------------------------
                       1996         1995         1994
                     ----------------------------------
Management fee       $818,680     $818,680     $818,680
Printing               11,849       18,691        7,277
                     --------    ---------     --------
                     $830,529     $837,371     $825,957
                     --------    ---------     --------
                     --------    ---------     --------

    Printing costs payable to an affiliate of the General Partner (which are included in accrued expenses) as of December 31, 1996 and 1995 were $4,943 and $16,464, respectively.

    Prudential Securities Incorporated, an affiliate of R&D Funding Corp, owned 724 units in the Partnership at December 31, 1996.

    The Partnership maintains an account with the Prudential Institutional Liquidity Portfolio Fund, an affiliate of R&D Funding Corp, for investment of its available cash in short-term instruments pursuant to the guidelines established by the Partnership Agreement.

    The Partnership has engaged in research and development co-investment projects with PruTech Research and Development Partnership, PruTech Research and Development Partnership II and PruTech Project Development Partnership (collectively, the "PruTech R&D Partnerships"), for which R&D Funding Corp serves as the general partner. The allocation of the co-investment projects' profits or losses among the PruTech R&D Partnerships is consistent with the costs incurred to fund the research and development projects.

H.  CONTINGENCIES

    On April 15, 1994, a multiparty petition captioned MACK ET AL. V. PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, Prudential Securities Incorporated, The Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud and fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership units; negligence and breach of fiduciary duty in connection with the operation of the Partnership;
civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12), and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. The ultimate outcome of this litigation as well as the impact on the Partnership cannot presently be determined.

    The General Partner, Prudential Securities Incorporated and the Partnership believe they have meritorious defenses to the complaint and intend to vigorously defend themselves in this action.

I.  SUBSEQUENT EVENTS

    During January and February 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for approximately $5,019,000 which resulted in a gain of approximately $3,572,000.

    From January 15, 1997 through March 14, 1997, the Partnership sold 82,189 shares of Kopin Corporation common stock for approximately $1,037,000 which resulted in a gain of approximately $423,000.

    Between January 28, 1997 and February 3, 1997, the Partnership sold 205,000 shares of Somatix Therapy Corporation common stock for approximately $517,000 which resulted in a loss of approximately $98,000.

    In February and in March of 1997, the Partnership made distributions of $4,548,222 and $3,411,167, respectively, of which $4,093,400 ($100 per unit) and
$3,070,050 ($75 per unit), respectively, were paid to the limited partners, and the remainder to the General Partner.

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                               (a limited partnership)
             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    As of December 31, 1996, the Partnership had approximately $2,342,000 of cash and cash equivalents which is an increase of approximately $1,862,000 as compared to December 31, 1995. This increase is primarily due to proceeds from the sales of the Partnership's common stock offset, in part, by the January 1996 distribution as discussed below.

    As of December 31, 1996, the Partnership had approximately $7.2 million invested in equity securities with an aggregate market value which exceeded its cost. Certain of these investments are in development stage companies which are more speculative and higher in risk than other equity investments.
Additionally, the realization of this market value is further impacted by certain sale restrictions and market volume capacity. The amount to be distributed by the Partnership in future quarters will be based on the extent to which the market value of its investments can be realized and, to a lesser extent, from the revenue stream from royalties and interest income. It is not expected that the Partnership's eventual total distributions will equal the Unitholders' initial investments. Except for royalty income from Kopin Corporation ("Kopin") in 1996 as further discussed below, the Partnership's royalty positions did not generate royalty income for the Partnership during 1996 and 1995.

    In January 1996, the Partnership sold its remaining 75,000 shares of Forest Laboratories, Inc. ("Forest") common stock for approximately $3,600,000. The proceeds from the sale were used to pay a distribution of approximately $3,639,000 in January 1996. Unitholders received a total of approximately $3,275,000 ($80 per unit) and the General Partner received the remainder. The Partnership has retained its royalty position with Forest.

    Also, during the first quarter of 1996, the Partnership sold 4,334 shares of Kopin common stock for approximately $60,000.

    On April 1, 1990 the Partnership entered into a Technology Development Investment Agreement with Kopin for the development of LED technology. Pursuant to the Agreement, Kopin was obligated to pay to the Partnership royalties on the sale of products containing the technology through April 1, 1996, with a minimum royalty payment of $433,334 due April 1, 1996 (payable in cash or by the delivery of a promissory note). Kopin agreed to pay cash for the minimum royalty because the Partnership also agreed to transfer to Kopin its GaAs technology developed under an earlier contract. During the second quarter of 1996, the Partnership received the $433,334 minimum royalty payment of which $216,669 represented a reduction of its receivable from Kopin and $216,665 was recorded as royalty income. As a result of the above, the Partnership holds no technology or royalty positions with Kopin and, therefore, no further royalties will be received by the Partnership from Kopin.

    During December 1996, the Partnership sold 214,900 shares of Creative BioMolecules, Inc. common stock for proceeds of approximately $2,276,000.

    Subsequent to 1996, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for approximately $5,019,000, 82,189 shares of Kopin Corporation common stock for approximately $1,037,000 and 205,000 shares of Somatix Therapy Corporation common stock for approximately $517,000. Additionally, in February and in March of 1997, the Partnership made distributions of $4,548,222 and $3,411,167, respectively, of which $4,093,400 ($100 per unit) and $3,070,050 ($75 per unit), respectively, were paid to the limited partners, and the remainder to the General Partner.

    RESULTS OF OPERATIONS

    Net income for the years ended December 31, 1996, 1995 and 1994 was approximately $4,535,000, $10,309,000 and $806,000, respectively. The primary reasons for the fluctuations in operating results are discussed below.

    During 1996, the Partnership recorded gains of approximately $3,594,000 and $1,573,000 on the sale of 75,000 shares of Forest Laboratories, Inc. common stock and 214,900 shares of Creative BioMolecules, Inc.

common stock, respectively. During 1995, the Partnership recorded gains of approximately $7,121,000 and $1,878,000, respectively, on the sale of 148,410 shares of Forest common stock and 171,635 shares of Interleaf, Inc. ("Interleaf") common stock. In January 1994, the Partnership sold 50,393 shares of Forest Laboratories, Inc. common stock resulting in a gain of approximately $2,364,000.

    In November 1995, the Partnership and Interleaf agreed to settle all royalty and other disputes between them and to sell to Interleaf its right, title and interest in technology licensed to Interleaf for $2,100,000. In connection with this transaction, the Partnership applied $375,000 of the proceeds to its outstanding royalty receivable balance and the remaining $1,725,000 was recognized as income. In March 1995, the Partnership and the MacNeal-Schwendler Corporation ("MNS") agreed to terminate the Partnership's contractual rights with respect to MNS software and to transfer the technology relating to the software to MNS in exchange for approximately $517,000. No further royalty payments will be received by the Partnership from Interleaf or MNS as a result of these agreements.

    No royalties were earned by the Partnership in 1995. Royalty income for the year ended December 31, 1996 was approximately $217,000 and relates to the Kopin transaction as discussed above. Royalty income of approximately $50,000 was generated during the year ended December 31, 1994 from the Partnership's royalty positions, including the MacNeal-Schwendler Corporation royalty position which was terminated in March 1995.

    During the fourth quarter of 1989, the Partnership accepted a $138,667 note receivable from Kopin Corporation in lieu of payment of exclusive license fees. This note plus accrued interest (which was previously deferred) was collected during the fourth quarter of 1994 and recognized as income.

    In 1994, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $500,000. Also in 1994, the market value per share of Interleaf common stock fell below the exercise price of the stock warrants held by the Partnership. Accordingly, these warrants (cost basis of $180,000) were written off in 1994 and subsequently expired in 1995.

    General and administrative expenses for the year ended December 31, 1996 decreased by approximately $20,000 as compared to 1995 and decreased by approximately $116,000 for the year ended December 31, 1995 as compared to 1994 primarily due to legal costs incurred in 1994, and, to a lesser extent, in 1995 in connection with the Interleaf royalty contract dispute.

    Evaluation and monitoring expenses decreased by approximately $51,000 for the year ended December 31, 1996 as compared to 1995 but increased by approximately $15,000 for the year ended December 31, 1995 as compared to 1994. The 1996 decrease was due to lower levels of overall activity in the Partnership's R&D projects and license agreements during 1996. The 1995 increase was primarily due to the use of consultants in 1995 related to the royalty dispute with Interleaf.

    Interest expense on the Creative BioMolecules, Inc. note, which was repaid in February 1995, was approximately $18,000 and $135,000 for the years ended December 31, 1995 and 1994, respectively, as more fully discussed in Note E to the financial statements.

INFLATION

    Inflation has had no direct material impact on operations or on the financial condition of the Partnership from inception through December 31, 1996.

                                  OTHER INFORMATION

    The Partnership's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available to limited partners without charge upon written request to:

         PruTech Research and Development Partnership III
         P.O. Box 2016
         Peck Slip Station
         New York, New York 10272-2016

Peck Slip Station                                                        [STAMP]
P.O. Box 2016
New York, NY 10272

                                                                     Appendix C

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-Q

(Mark One)

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 1997

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from                         to
                               -----------------------    ----------------------

Commission file number 0-20081

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

California                                                    77-0129484
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation                 (I.R.S. Employer
             or organization)                                Identification No.)

440 Mission Court, Suite 250, Fremont, California             94539
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (510) 656-1855

                                      N/A
--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                             ---    ---

                         Part I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                       STATEMENTS OF FINANCIAL CONDITION
                                  (unaudited)

                                                                        JUNE 30,        DECEMBER 31,
                                                                          1997              1996
----------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                             $  4,577,473      $ 2,342,441
Investments in equity securities                                         3,338,296       13,321,925
                                                                      -------------     ------------
Total assets                                                          $  7,915,769      $15,664,366
                                                                      -------------     ------------
                                                                      -------------     ------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued management fee                                                $    204,670      $   204,670
Accrued expenses and other liabilities                                      44,729           80,438
                                                                      -------------     ------------
Total liabilities                                                          249,399          285,108
                                                                      -------------     ------------
CONTINGENCIES
PARTNERS' CAPITAL
Unitholders (40,934 units issued and outstanding)                        5,635,304        8,312,200
General partner                                                            633,883          931,316
Unrealized gain on investments in equity securities                      1,397,183        6,135,742
                                                                      -------------     ------------
Total partners' capital                                                  7,666,370       15,379,258
                                                                      -------------     ------------
Total liabilities and partners' capital                               $  7,915,769      $15,664,366
                                                                      -------------     ------------
                                                                      -------------     ------------
----------------------------------------------------------------------------------------------------
             The accompanying notes are an integral part of these statements


                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                            STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                  SIX MONTHS ENDED             THREE MONTHS ENDED
                                                      JUNE 30,                      JUNE 30,
                                              -------------------------     -------------------------
                                                 1997           1996           1997           1996
-----------------------------------------------------------------------------------------------------
REVENUES
Gain on sale of investments in equity
  securities                                  $5,686,251     $3,621,513     $1,207,983     $       --
Interest and other income                         55,799         26,981         39,942         10,728
Royalty income                                        --        216,665             --        216,665
                                              ----------     ----------     ----------     ----------
                                               5,742,050      3,865,159      1,247,925        227,393
                                              ----------     ----------     ----------     ----------
EXPENSES
Management fee                                   409,340        409,340        204,670        204,670
Write-down of investments in equity
  securities                                     295,000             --             --             --
General and administrative                        52,650         50,951         25,499         20,820
                                              ----------     ----------     ----------     ----------
                                                 756,990        460,291        230,169        225,490
                                              ----------     ----------     ----------     ----------
Net income                                    $4,985,060     $3,404,868     $1,017,756     $    1,903
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
ALLOCATION OF NET INCOME
Unitholders                                   $4,486,554     $3,064,381     $  915,980     $    1,713
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
General partner                               $  498,506     $  340,487     $  101,776     $      190
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
Net income per unit                           $   109.60     $    74.86     $    22.38     $      .04
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------

-----------------------------------------------------------------------------------------------------

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                                  (unaudited)

                                                                          UNREALIZED
                                                             GENERAL        GAIN ON
                                            UNITHOLDERS      PARTNER      INVESTMENTS        TOTAL
-----------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1996        $8,312,200      $ 931,316     $6,135,742      $15,379,258
Net income                                   4,486,554        498,506             --        4,985,060
Distribution                                (7,163,450)      (795,939)            --       (7,959,389)
Change in unrealized gain on investments
  in equity securities                              --             --     (4,738,559)      (4,738,559)
                                            -----------     ---------     -----------     -----------
Partners' capital--June 30, 1997            $5,635,304      $ 633,883     $1,397,183      $ 7,666,370
                                            -----------     ---------     -----------     -----------
                                            -----------     ---------     -----------     -----------
-----------------------------------------------------------------------------------------------------
                   The accompanying notes are an integral part of these statements

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                            STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                                              SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                                         ---------------------------
                                                                            1997            1996
----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Interest and other income received                                       $    55,799     $    26,981
Management fee paid                                                         (409,340)       (409,340)
General and administrative expenses paid                                     (88,359)        (55,951)
Royalty income received                                                           --         216,665
Cash received for other asset                                                     --         216,669
                                                                         -----------     -----------
Net cash used in operating activities                                       (441,900)         (4,976)
                                                                         -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of investments in equity securities                10,694,971       3,660,056
Purchase of investments in equity securities                                 (58,650)             --
                                                                         -----------     -----------
Net cash provided by investing activities                                 10,636,321       3,660,056
                                                                         -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions                                                             (7,959,389)     (3,638,578)
                                                                         -----------     -----------
Net increase in cash and cash equivalents                                  2,235,032          16,502
Cash and cash equivalents at beginning of period                           2,342,441         480,692
                                                                         -----------     -----------
Cash and cash equivalents at end of period                               $ 4,577,473     $   497,194
                                                                         -----------     -----------
                                                                         -----------     -----------
RECONCILIATION OF NET INCOME TO NET CASH
USED IN OPERATING ACTIVITIES
Net income                                                               $ 4,985,060     $ 3,404,868
                                                                         -----------     -----------
Adjustments to reconcile net income to net cash used in operating activities:
Gain on sale of investments in equity securities                          (5,686,251)     (3,621,513)
Write-down of investments in equity securities                               295,000              --
Changes in:
   Accrued expenses and other liabilities                                    (35,709)         (5,000)
   Other asset                                                                    --         216,669
                                                                         -----------     -----------
Total adjustments                                                         (5,426,960)     (3,409,844)
                                                                         -----------     -----------
Net cash used in operating activities                                    $  (441,900)    $    (4,976)
                                                                         -----------     -----------
                                                                         -----------     -----------
----------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
1997
   On June 2, 1997, Cell Genesys Corporation acquired Somatix Therapy Corporation. As a result, the
Partnership received 111,265 shares of Cell Genesys Corporation common stock or 0.385 shares for each of its 289,000 shares of Somatix Therapy Corporation common stock.
----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (unaudited)

A. GENERAL

   These financial statements have been prepared without audit. In the opinion of management, the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of PruTech Research and Development Partnership III (the "Partnership") as of June 30, 1997, the results of its operations for the six and three months ended June 30, 1997 and 1996 and its cash flows for the six months ended June 30, 1997 and 1996. However, the operating results for the interim periods may not be indicative of the results expected for the full year.

   Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996.

   Certain balances for prior periods have been reclassified to conform with current financial statement presentation.

B. INVESTMENTS

   Investments in marketable equity securities available-for-sale include the following:

                                     JUNE 30, 1997                                           DECEMBER 31, 1996
                -------------------------------------------------------    ------------------------------------------------------
                                       GROSS UNREALIZED     CARRYING                              GROSS UNREALIZED     CARRYING
                SHARES    COST BASIS     GAINS/(LOSS)         VALUE        SHARES    COST BASIS        GAINS            VALUE
-----------------------------------------------------------------------    ------------------------------------------------------
Creative
 BioMolecules,
  Inc.-Common
  Stock          74,384   $  279,488      $  245,849       $   525,337     509,382   $1,666,928     $  3,617,910     $  5,284,838
Kopin
  Corporation-
  Common Stock  144,870    1,083,625       1,179,963         2,263,588     537,333    4,019,255        2,361,582        6,380,837
Cell Genesys
  Corporation-
  Common Stock  111,265      578,000         (28,629)          549,371          --           --               --               --
Somatix
  Therapy
  Corporation-
  Common Stock       --           --              --                --     500,000    1,500,000          156,250        1,656,250
                          ----------   ----------------   -------------              ----------   ----------------   ------------
                          $1,941,113      $1,397,183       $ 3,338,296               $7,186,183     $  6,135,742     $ 13,321,925
                          ----------   ----------------   -------------              ----------   ----------------   ------------
                          ----------   ----------------   -------------              ----------   ----------------   ------------

   The gross unrealized gains would be allocated 90% to the Unitholders and 10% to R&D Funding Corp (the "General Partner") if realized at June 30, 1997; however, there is no assurance that the Partnership would receive these amounts in the event of the sale of its position in these securities.

   During the first quarter of 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock with a cost basis of $1,446,000 resulting in a gain of $3,573,000, and the Partnership exercised its option to purchase 6,900 shares of Creative BioMolecules, Inc. common stock at an exercise price of $8.50 per share for a total cost of $59,000. Also, during the first quarter of 1997, the Partnership sold 173,189 shares of Kopin Corporation common stock with a cost basis of $1,295,000 resulting in a gain of $1,002,000, and 205,000 shares of Somatix Therapy Corporation common stock with a cost basis of $615,000 resulting in a loss of $98,000.

   At March 31, 1997, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $295,000.

   During the second quarter of 1997, the Partnership sold 219,274 shares of Kopin Corporation common stock with a cost basis of $1,640,000 resulting in a gain of $1,208,000, and 6,000 shares of Somatix Therapy Corporation common stock with a cost basis of $12,000 resulting in no gain or loss to the Partnership.

   On June 2, 1997, Cell Genesys Corporation acquired Somatix Therapy Corporation. As a result, the Partnership received 111,265 shares of Cell Genesys Corporation common stock or 0.385 shares for each of its 289,000 shares of Somatix Therapy Corporation common stock.

   Subsequent to June 30, 1997, the Partnership sold 43,855 and 23,400 shares of Kopin Corporation common stock and Cell Genesis Corporation common stock, respectively, as more fully discussed in Note E.

C. RELATED PARTIES

   The General Partner and its affiliates perform certain services for the Partnership (for which they are reimbursed through the management fee) which include, but are not limited to: accounting and financial management; registrar, transfer and assignment functions; asset management; investor communications and other administrative services. The Partnership also reimburses an affiliate of the General Partner for printing services. The management fee and printing costs were:

                              SIX MONTHS ENDED        THREE MONTHS ENDED
                                  JUNE 30,                 JUNE 30,
                            ---------------------    ---------------------
                              1997         1996        1997         1996
--------------------------------------------------------------------------
Management fee              $409,340     $409,340    $204,670     $204,670
Printing                       6,585        5,925       3,752           --
                            --------     --------    --------     --------
                            $415,925     $415,265    $208,422     $204,670
                            --------     --------    --------     --------
                            --------     --------    --------     --------


   Printing costs payable to an affiliate of the General Partner (which are included in accrued expenses and other liabilities) as of June 30, 1997 and December 31, 1996 were $5,585 and $4,943, respectively.

   Prudential Securities Incorporated, an affiliate of the General Partner, owned 724 units in the Partnership at June 30, 1997.

   The Partnership maintains an account with the Prudential Institutional Liquidity Portfolio Fund, an affiliate of the General Partner, for investment of its available cash in short-term instruments pursuant to the guidelines established by the Partnership Agreement.

   The Partnership has engaged in research and development co-investment projects with PruTech Research and Development Partnership, PruTech Research and Development Partnership II and PruTech Project Development Partnership (collectively, the "PruTech R&D Partnerships"), for which R&D Funding Corp serves as the general partner. The allocation of the co-investment projects' profits or losses among the PruTech R&D Partnerships is consistent with the costs incurred to fund the research and development projects.

D. CONTINGENCIES

   On April 15, 1994, a multiparty petition captioned MACK ET AL. V. PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, Prudential Securities Incorporated, The Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud and fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership units; negligence and breach of fiduciary duty in connection with the operation of the Partnership; civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12), and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. The ultimate outcome of this litigation as well as the impact on the Partnership cannot presently be determined.

   The General Partner, Prudential Securities Incorporated and the Partnership believe they have meritorious defenses to the complaint and intend to vigorously defend themselves in this action.

E. SUBSEQUENT EVENTS

   Between July 10, 1997 and August 8, 1997, the Partnership sold 43,855 and 23,400 shares of Kopin Corporation common stock and Cell Genesys Corporation common stock for approximately $720,000 and $142,000, respectively. These sales resulted in gains of approximately $392,000 and $20,000, respectively.

   During August 1997, the Partnership made a $4,548,222 distribution, of which $4,093,400 ($100 per unit) was paid to the limited partners, and the remainder to the General Partner.

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III
                            (a limited partnership)
      ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

   As of June 30, 1997, the Partnership had approximately $4,577,000 of cash and cash equivalents which is an increase of approximately $2,235,000 as compared to December 31, 1996. The increase in cash and cash equivalents was primarily due to proceeds from the sales of certain investments in equity securities as further discussed below reduced by the payment of distributions and the fourth quarter 1996 and first quarter 1997 management fee.

   As of June 30, 1997, the Partnership had approximately $1.9 million invested in equity securities with an aggregate market value which exceeded its cost. Certain of these investments are in development stage companies which are more speculative and higher in risk than other equity investments. Additionally, the realization of this market value is further impacted by market volume capacity. The amount to be distributed by the Partnership in future quarters will be based on the extent to which the market value of its investments can be realized and, to a lesser extent, from the revenue stream from royalties and interest income. It is not expected that the Partnership's eventual total distributions will equal the Unitholders initial investments. The Partnership's royalty positions with Forest Laboratories, Inc. and Creative BioMolecules, Inc. did not generate royalty income for the Partnership during the six months ended June 30, 1997 and 1996.

   During the first quarter of 1997, the Partnership sold 441,898 shares of Creative BioMolecules, Inc. common stock for $5,019,000, and the Partnership exercised its option to purchase 6,900 shares of Creative BioMolecules, Inc. common stock at an exercise price of $8.50 per share for a total cost of $59,000. Also, during the first quarter of 1997, the Partnership sold 173,189 shares of Kopin Corporation common stock for $2,297,000, and 205,000 shares of Somatix Therapy Corporation common stock for $517,000.

   In February and March of 1997, the Partnership made distributions of $4,548,222 and $3,411,167, respectively. Unitholders received a total of $4,093,400 ($100 per unit) and $3,070,050 ($75 per unit) on these distributions, respectively, and the General Partner received the remainder.

   During the second quarter of 1997, the Partnership sold 219,274 shares of Kopin Corporation common stock for $2,848,000, and 6,000 shares of Somatix Therapy Corporation common stock for $12,000.

   On June 2, 1997, Cell Genesys Corporation acquired Somatix Therapy Corporation. As a result, the Partnership received 111,265 shares of Cell Genesys Corporation common stock or 0.385 shares for each of its 289,000 shares of Somatix Therapy Corporation common stock.

   Between July 10, 1997 and August 8, 1997, the Partnership sold 43,855 and 23,400 shares of Kopin Corporation common stock and Cell Genesys Corporation common stock for approximately $720,000 and $142,000, respectively.

   During August 1997, the Partnership made a $4,548,222 distribution, of which $4,093,400 ($100 per unit) was paid to the limited partners, and the remainder to the General Partner.

RESULTS OF OPERATIONS

   The Partnership's net income increased by approximately $1,580,000 and $1,016,000 for the six and three months ended June 30, 1997 as compared to the same periods in 1996. These increases were primarily due to larger gains on the sale of investments in equity securities recorded in 1997 versus 1996, offset, in part, by a 1997 write-down of the Partnership's equity investment in Somatix Therapy Corporation and 1996 royalty income from Kopin Corporation as discussed below.

   During the six months ended June 30, 1997, gains totalling approximately $5,686,000 were recorded on the sale of common stock of Creative BioMolecules, Inc., Kopin Corporation and Somatix Therapy Corporation as discussed in Liquidity and Capital Resources above as compared to a gain of approximately $3,622,000 on the sale of 75,000 shares of Forest Laboratories, Inc. common stock and 4,334 shares of Kopin Corporation common stock during the first quarter of 1996.

   Interest and other income increased by $29,000 for both the six and three month periods ended June 30, 1997 as compared to the same periods in 1996 due to higher amounts invested in short-term instruments funded from 1997 sales of securities.

   During the second quarter of 1996, the Partnership recorded $216,665 of royalty income as part of an agreement in which the Partnership agreed to transfer to Kopin Corporation its rights to certain technologies and royalties. As a result of the above, the Partnership holds no technology or royalty positions with Kopin Corporation and therefore, no further royalties will be received by the Partnership from Kopin Corporation.

   At March 31, 1997, the General Partner concluded that an impairment in value that was not temporary had occurred for the Partnership's equity investment in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $295,000.

                           PART II. OTHER INFORMATION

ITEM 1. Legal Proceedings--This information is incorporated by reference to Note D to the financial statements filed herewith in Item 1 of Part I of the Registrant's Quarterly Report.

ITEM 2. Changes in Securities--None

ITEM 3. Defaults Upon Senior Securities--None

ITEM 4. Submission of Matters to a Vote of Security Holders--None

ITEM 5. Other Information--None

ITEM 6. Exhibits and Reports on Form 8-K

        (a) Exhibits--

            PruTech Research and Development Partnership III Agreement of Limited Partnership (incorporated by reference to Exhibit 3.1 included with Registrant's Form S-1 Registration Statement, File No. 33-6091, filed on June 3, 1986)

            First Amendment to the Agreement of Limited Partnership of PruTech Research and Development Partnership III (incorporated by reference to Exhibit 3 included with Registrant's Annual Report on Form 10-K filed March 28, 1992)

            Financial Data Schedule (filed herewith)

            (b) Reports on Form 8-K--None

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PruTech Research and Development Partnership III

By: R&D Funding Corp
    A Delaware corporation, General Partner

     By: /s/ Michael S. Hasley                    Date: August 14, 1997
     ----------------------------------------
     MICHAEL S. HASLEY
     PRESIDENT FOR THE REGISTRANT

By: R&D Funding Corp
    A Delaware corporation, General Partner

     By: /s/ Steven Carlino                       Date: August 14, 1997
     ----------------------------------------
     STEVEN CARLINO
     VICE PRESIDENT AND CHIEF ACCOUNTING
     OFFICER FOR THE REGISTRANT

CONSENT
                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP III

                                     CONSENT CARD

    The undersigned, a Unit Holder of PruTech Research and Development Partnership III (the "Partnership"), hereby directs the Depositary, Prudential-Bache Investor Services Inc., to vote as follows:

         Approval of the Plan of Dissolution and Liquidation of PruTech Research and Development Partnership III

         / /  FOR            / /  AGAINST             / /  ABSTAIN

    THIS CONSENT IS SOLICITED BY R&D FUNDING CORP, THE GENERAL PARTNER OF THE PARTNERSHIP, WHICH RECOMMENDS APPROVAL OF THE PLAN OF DISSOLUTION AND LIQUIDATION.

                   (Continued, and to be signed on the other side)

    IN WITNESS WHEREOF, the undersigned, a Unit Holder of PruTech Research and Development Partnership III, hereby executes this Consent as of the date set forth below.

                                                ________________________________
                                                ________________________________
                                                Dated:_______________, 199__

    Please sign exactly as name appears on the certificate of Interest. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If a signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If partnership interest is registered in two names, both should sign.


              Please vote, sign, date and return this Consent promptly.